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                                                                    EXHIBIT 10.2

                           FIRST AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

THIS FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is entered into as of May 7, 2003, by and between ANDREW BATINOVICH (the "Employee") and GLENBOROUGH REALTY TRUST INCORPORATED, a Maryland corporation (the "Corporation").

                                    RECITALS

This Agreement replaces and supersedes the Employment Agreement between the parties dated January 1, 1998, which had a base term that expired on December 31, 2002.

For ease of reference, this Agreement is divided into the following parts, which begin on the pages indicated:


FIRST PART:       TERM OF EMPLOYMENT, DUTIES AND SCOPE, COMPENSATION AND
                  BENEFITS DURING EMPLOYMENT
                  (Sections 1-5, beginning on page 2)

SECOND PART:      COMPENSATION AND BENEFITS IN CASE OF ACTUAL OR CONSTRUCTIVE
                  TERMINATION NOT OCCURRING AFTER A CHANGE IN CONTROL
                  (Sections 6-8, beginning on page 5)

THIRD PART:       COMPENSATION AND BENEFITS IN CASE OF ACTUAL OR CONSTRUCTIVE
                  TERMINATION OCCURRING AFTER A CHANGE IN CONTROL
                  (Sections 9-12, beginning on page 8)

FOURTH PART:      SECTION 280G PAYMENTS
                  (Sections 13-14, beginning on page 10)

FIFTH PART:       TRADE SECRETS, SUCCESSORS, MISCELLANEOUS PROVISIONS,
                  SIGNATURE PAGE
                  (Sections 15-17, beginning on page 12)


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FIRST PART: TERM OF EMPLOYMENT, DUTIES AND SCOPE, COMPENSATION AND BENEFITS
            DURING EMPLOYMENT

SECTION 1:  TERM OF EMPLOYMENT

(a) Basic Rule. The Corporation agrees to continue the Employee's employment, and the Employee agrees to remain in employment with the Corporation. The employment of the Employee shall be "at-will" at all times. The Company may terminate the Employee's employment with the Company at any time, without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline or termination of its employees. Upon and after such termination, all obligations of the Company under this Agreement shall cease, except as specifically provided herein.

(b) Termination for Cause. The Corporation may terminate the Employee's employment at any time for Cause shown. For all purposes under this Agreement, "Cause" shall mean (1) a willful failure by the Employee to substantially perform the Employee's duties under this Agreement, other than a failure resulting from the Employee's complete or partial incapacity due to physical or mental illness or impairment, (2) a willful act by the Employee that constitutes gross misconduct and that is materially injurious to the Corporation, (3) a willful breach by the Employee of a material provision of this Agreement or (4) a material and willful violation of a federal or state law or regulation applicable to the business of the Corporation that is materially and demonstrably injurious to the Corporation. No act, or failure to act, by the Employee shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Corporation's best interest.

         The Employee shall first be given reasonable advance written notice that the Corporation intends to terminate his employment for Cause. Such written notice shall specify the particular acts, or failures to act, the basis of which the decision to so terminate employment has been made. The Employee shall be given the opportunity within 20 days of receipt of notice to meet with the Board of Directors, accompanied by counsel, to defend such acts, or failures to act, and the Employee shall also be given 14 working days after such meeting to correct such acts or failures to act. Upon failure of Employee, within 14 working days, to correct such acts or failures to act, the Employee's employment shall be automatically terminated for Cause.

(c) Termination for Disability. The Corporation may terminate the Employee's employment for Disability by giving the Employee written notice. For all purposes under this Agreement, "Disability" shall mean that the Employee, at the time the notice is given, has been unable to perform the Employee's duties under this Agreement for a period of not less than twelve consecutive months as a result of the Employee's incapacity due to physical or mental illness. In the event that the Employee resumes the performance of substantially all of the Employee's duties under this Agreement before the termination of the Employee's employment under this Section becomes effective, the notice of termination shall automatically be deemed to have been revoked.

SECTION 2:  DUTIES AND SCOPE OF EMPLOYMENT

(a) Position. The Corporation agrees to employ the Employee for the term of employment under this Agreement in the position of President and Chief Operating Officer. Employee shall be given such duties, responsibilities and authorities as are appropriate to his position.

(b) Obligations. During the term of employment under this Agreement, the Employee shall devote the Employee's full business efforts and time to the business and affairs of the Corporation, as needed to carry out his duties and responsibilities hereunder subject to the overall supervision of the Corporation's Board of Directors. The foregoing shall not preclude the Employee from engaging in

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appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments or from serving on the boards of directors of other entities, as long as such activities and service do not interfere or conflict with the Employee's responsibilities to the Corporation.

SECTION 3:  BASE COMPENSATION

During the term of employment under this Agreement, the Corporation agrees to pay the Employee as compensation for services a base salary at the annual rate of $350,000, or at such higher rate as the Compensation Committee of the Board of Directors may determine from time to time. Such salary shall be payable in accordance with the standard payroll procedures of the Corporation. Once the Corporation's Compensation Committee of the Board of Directors has increased such salary, it thereafter shall not be reduced; provided, however, that if a Change in Control has not occurred, such salary (including any increases) may be reduced by the Corporation if (1) the Employee commits an act or omission that meets the definition of Cause, as defined in Section 1(b), or (2) the Employee and all other executive officers of the Corporation who are parties to written employment agreements containing substantially the same provisions as this Agreement have their salaries (including any increases) reduced by the same percentage amount for the same time period. The annual compensation specified in this Section 3, together with any increases in such compensation that the Compensation Committee of the Board of Directors may grant from time to time, and together with any reductions made in accordance with this Section 3, is referred to in this Agreement as "Base Compensation."

SECTION 4:  EMPLOYEE BENEFITS

In General. During the term of employment under this Agreement, the Employee shall be eligible to participate in the employee benefit plans and executive compensation and fringe benefit programs maintained by the Corporation, including (without limitation) savings, pension or profit-sharing plans, deferred compensation plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations, automobile and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the discretion and determinations of any person, committee or entity administering such plan or program.

During the term of employment under this Agreement, Employee may be entitled to an annual incentive bonus as determined by the Compensation Committee.

SECTION 5:  BUSINESS EXPENSES AND TRAVEL

During the term of employment under this Agreement, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with the Employee's duties hereunder. The Corporation shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with generally applicable policies.


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SECOND PART: COMPENSATION AND BENEFITS IN CASE OF ACTUAL OR CONSTRUCTIVE
             TERMINATION NOT OCCURRING AFTER A CHANGE IN CONTROL

SECTION 6:  TERMINATIONS NOT RELATING TO A CHANGE IN CONTROL

This Second Part of the Agreement, consisting of Sections 6 through 8, describes the benefits and compensation, if any, payable in case of termination of employment that does not occur after a Change in Control (as defined in Section
12). The Third Part of the Agreement, consisting of Sections 9 through 12, describes benefits and compensation, if any, payable in case of termination occurring after a Change in Control. If benefits and compensation are payable under this Second Part, then no benefits and compensation are payable under the Third Part.

SECTION 7:  INVOLUNTARY TERMINATION WITHOUT CAUSE OR DISABILITY

In the event that, during the term of this Agreement, the Corporation terminates the Employee's employment for any reason other than Cause or Disability, and such termination does not occur after a Change in Control, then, after executing the release of claims described in Section 7(d), the Employee shall be entitled to receive the following payments and benefits:

(a) Severance (2x payment). The Corporation shall pay to the Employee following the date of the employment termination and over the succeeding 24 months, in accordance with standard payroll procedures, an amount equal to the following:

         (1) Two times the Employee's Base Compensation in effect on the date of the employment termination; plus

         (2) 200% of the Employee's annual incentive bonus for the last completed fiscal year of the Corporation.

         Any other provision of this Agreement or of the Corporation's incentive bonus plan notwithstanding, after the amount described in this Subsection (a) has been paid to the Employee, the Employee shall have no further interest in such Plan.

(b) Twenty-four Months of Life Insurance and Health Plan Coverage. The coverage described in this Subsection (b) shall be provided for a "Continuation Period" beginning on the date when the employment termination is effective and ending on the earlier of (1) the 24-month anniversary of the date when the employment termination is effective or (2) the date of the Employee's death. During the Continuation Period, the Employee (and, where applicable, the Employee's dependents) shall be entitled to continue participation in the group term life insurance plan and in the health care plan for employees maintained by the Corporation as if the Employee were still an employee of the Corporation. The coverage provided under this Subsection (b) shall run concurrently with and shall be offset against any continuation coverage under Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended. Where applicable, the Employee's compensation for purposes of such plans shall be deemed to be equal to the Employee's compensation (as defined in such plans) in effect on the date of the employment termination. To the extent that the Corporation finds it undesirable to cover the Employee under the group life insurance and health plans of the Corporation, the Corporation shall provide the Employee (at its own expense) with the same level of coverage under individual policies.

(c) Incentive Programs. Upon termination of the Employee's employment under this
Section 7, all stock options or equity awards granted by the Corporation shall vest 100%. In addition, and subject to subsection (e) hereof, notwithstanding anything to the contrary in the Corporation's stock option plans

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and the Employee's stock option agreements, Employee shall have the full term set forth in the stock option agreements to exercise such options (irrespective of termination of employment).

(d) Release of Claims. As a condition to the receipt of the payments and benefits described in this Section 7, the Employee shall be required to execute a release of all claims arising out of the Employee's employment or the termination thereof including, but not limited to, any claim of discrimination under state or federal law, but excluding claims for indemnification from the Corporation under any indemnification agreement with the Corporation, its certificate of incorporation and by-laws or applicable law or claims for directors and officers' insurance coverage.

(e) Conditions to Receipt of Payments and Benefits. In view of Employee's position and his access to Confidential Information, as a condition to the receipt of payments and benefits described in this Section 7, during the "Continuation Period" described in Subsection 7(b) above, the Employee shall not, without the Corporation's written consent, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, independent contractor, agent or stockholder (other than a less than 5% stockholder of a publicly traded company) (i) engage in any activity for any other publicly traded REIT headquartered in California with a market capitalization of $1 billion or more, which is in competition with the business of the Corporation,
(ii) solicit any of the Corporation's employees, independent contractors or customers, (iii) hire any of the Corporation's employees or independent contractors in an unlawful manner or actively encourage employees or independent contractors to leave the Corporation, or (iv) otherwise breach his Confidential Information obligations.

(f) No Mitigation. The Employee shall not be required to mitigate the amount of any payment or benefit contemplated by this Section 7, nor shall any such payment or benefit be reduced by any earnings or benefits that the Employee may receive from any other source.

SECTION 8:  OTHER TERMINATIONS UNDER THIS PART

If termination of employment, actual or constructive, occurs at a time that is not after a Change in Control, and the termination is not described in Section 7, then the Employee is entitled only to the compensation, benefits and reimbursements payable under the terms of Sections 3, 4 and 5 of this Agreement for the period preceding the effective date of the termination including any disability or death benefits to which Employee (or his estate or beneficiary(s)) may be entitled as a result of termination of his employment on account of Disability or death. The payments under this Agreement shall fully discharge all responsibilities of the Corporation to the Employee upon termination of the Employee's employment. This Section 8 applies, without limitation, to any termination of employment initiated by the Employee, termination of employment caused by the Employee's death or Disability, termination of the Employee for Cause, and any constructive termination.


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THIRD PART: COMPENSATION AND BENEFITS IN CASE OF ACTUAL OR CONSTRUCTIVE
            TERMINATION OCCURRING AFTER A CHANGE IN CONTROL

SECTION 9:  TERMINATIONS RELATING TO A CHANGE IN CONTROL

This Third Part of the Agreement, consisting of Sections 9 through 12, describes the benefits and compensation, if any, payable in case of termination of employment that occurs after a Change in Control (as defined in Section 12). The Second Part of the Agreement, consisting of Sections 6 through 8, describes benefits and compensation, if any, payable in case of termination that does not occur after a Change in Control. If benefits and compensation are payable under this Third Part, then no benefits and compensation are payable under the Second Part.

SECTION 10:  INVOLUNTARY ACTUAL OR CONSTRUCTIVE TERMINATION WITHOUT CAUSE

In the event that, during the term of this Agreement and after a Change in Control, the Employee's employment terminates in a Qualifying Termination, as defined in Subsection (a), the Employee shall be entitled to receive the payments and benefits described in Subsections (b) and (c).

(a)      Qualifying Termination.  A Qualifying Termination occurs if:

         (1) The Corporation terminates the Employee's employment for any reason other than Cause or Disability; or

         (2) The Employee separates from employment with the Corporation in response to a "Constructive Termination," which means a material reduction in salary or benefits, a material breach of this Agreement, a material change in responsibilities, or a requirement to relocate, except for office relocations that would not increase the Employee's one-way commute distance by more than 20 miles.

(b) Severance (2.99x payment). The Corporation shall pay to the Employee in a lump sum, not less than 31 days nor more than 60 days following the date of the Qualifying Termination, an amount equal to 299% of the Employee's Base Amount. For purposes of this Section 10(b), "Base Amount" shall mean the Employee's average annual compensation as reported on IRS Form W-2 (excluding any compensation attributable to the granting, vesting or exercise of stock options or stock grants) for each of the five (5) taxable years preceding the Employee's Qualifying Termination. Any other provisions of this Agreement or of the Corporation's incentive bonus plan notwithstanding, after the amount described in this Subsection (b) has been paid to the Employee, the Employee shall have no further interest in such Plan.

(c) Incentive Programs. All stock options or equity awards granted by the Corporation shall vest 100% upon the effective date of the Change in Control. In addition, following a Qualifying Termination. However, to the extent that any such accelerated vesting would trigger Excise Tax (as defined in Section 13, below) liabilities, then to that extent such vesting shall remain unchanged. Notwithstanding anything to the contrary in the Corporation's stock option plans and the Employee's stock option agreements, (i) any unvested options shall continue to vest (irrespective of termination of employment), and (ii) Employee shall have the full term set forth in the stock option agreements to exercise such options, whether or not their vesting has accelerated (irrespective of termination of employment).

(d) No Mitigation. The Employee shall not be required to mitigate the amount of any payment or benefit contemplated by this Section 10, nor shall any such payment or benefit be reduced by any earnings or benefits that the Employee may receive from any other source.

SECTION 11:  OTHER TERMINATIONS UNDER THIS PART

If termination of employment, actual or constructive, occurs at a time that is after a Change in Control, and the termination is not described in Section 10, then the Employee is entitled only to the compensation, benefits and reimbursements payable under the terms of Sections 3, 4 and 5 of this Agreement for the period preceding the effective date of the termination including any disability or death benefits to which Employee (or his estate or beneficiary(s)) may be entitled as a result of termination of his employment on account of Disability or death. The payments under this Agreement shall fully discharge all responsibilities of the Corporation to the Employee upon termination of the Employee's employment. This Section 11 applies, without limitation, to any termination of employment initiated by the Employee (except an Employee-initiated termination that is described in Paragraph (2) of Section 10(a)) or a termination of employment caused by Disability, Cause or the Employee's death.

SECTION 12:  DEFINITION OF CHANGE IN CONTROL

For all purposes under this Agreement, "Change in Control" shall mean a "Change in Control" or "Corporate Transaction," as those terms are defined in the Glenborough Realty Trust Incorporated 1996 Stock Incentive Plan as in effect on the date this Agreement is executed (the "Plan"); provided, however, that
Section 2.(o)(ii) of the Plan shall be deemed to read as follows.

                  (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations), regardless of whether such sale, transfer or other disposition occurs in connection with the complete liquidation or dissolution of the Company; or


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FOURTH PART:  SECTION 280G PAYMENTS

SECTION 13:  GROSS-UP PAYMENT.

In the event it is determined that any payment or distribution of any type to or for the benefit of the Employee, pursuant to this Agreement or otherwise, by the Corporation, any Person who acquires ownership or effective control of the Corporation, or ownership of a substantial portion of the assets of the Corporation (within the meaning of section 280G of the Code and the regulations thereunder) or any affiliate of such Person (the "Total Payments") would be subject to the excise tax imposed by section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that, after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments.

SECTION 14:  DETERMINATION BY ACCOUNTANT

All mathematical determinations and determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of section 280G of the Code), in each case which determinations are required to be made under this
Section 14, including whether a Gross-Up Payment is required, the amount of such Gross-Up Payment, and amounts relevant to the last sentence of this Section 14, shall be made by an independent accounting firm selected by the Employee from among the largest four accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide to the Corporation and to the Employee its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matter, within ten days after termination of the Employee's employment, if applicable, or at such earlier time following termination of employment as is requested by the Employee (if the Employee reasonably believes that any of the Total Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefor) and that the Employee has substantial authority not to report any Excise Tax on the Employee's federal income tax return. If a Gross-Up Payment is determined to be payable, it shall be paid to the Employee within ten days after the Determination is delivered to the Corporation or the Employee. Any determination by the Accounting Firm shall be binding upon the Corporation and the Employee, absent manifest error.

As a result of uncertainty in the application of section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments not made by the Corporation and members of the Corporation should have been made ("Underpayment"), or that Gross-Up Payments will have been made by the Corporation and members of the Corporation that should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the Corporation promptly shall pay, or cause to be paid, the amount of such Underpayment to or for the benefit of the Employee. In the case of an Overpayment, the Employee shall, at the direction and expense of the Corporation, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Corporation, and otherwise reasonably cooperate with the Corporation to correct such Overpayment; provided, however, that (1) Employee shall not in any event be obligated to return to the Corporation an amount greater than the net after-tax portion of the Overpayment that he has retained or recovered as a refund from the applicable taxing authorities and (2) this provision shall be interpreted in a manner consistent with the intent of Section 13, which is to make the Employee whole, on an after-tax basis, from the application of the Excise Tax, it being understood that the correction of an Overpayment may result in the Employee repaying to the Corporation an amount that is less than the Overpayment.

FIFTH PART: TRADE SECRETS, SUCCESSORS, MISCELLANEOUS PROVISIONS, SIGNATURE PAGE

SECTION 15: CONFIDENTIAL INFORMATION

(a) Acknowledgement. The Corporation and the Employee acknowledge that the services to be performed by the Employee under this Agreement are unique and extraordinary and that, as a result of the Employee's employment, the Employee will be in a relationship of confidence and trust with the Corporation and will come into possession of "Confidential Information" (1) owned or controlled by the Corporation, (2) in the possession of the Corporation and belonging to third parties or (3) conceived, originated, discovered or developed, in whole or in part, by the Employee. As used herein "Confidential Information includes trade secrets and other confidential or proprietary business, technical, personnel or financial information, whether or not the Employee's work product, in written, graphic, oral or other tangible or intangible forms, including but not limited to specifications, samples, records, data, computer programs, drawings, diagrams, models, customer names, ID's or e-mail addresses, business or marketing plans, studies, analyses, projections and reports, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and software systems and processes. Any information that is not readily available to the public shall be considered to be a trade secret and confidential and proprietary, even if it is not specifically marked as such, unless the Corporation advises the Employee otherwise in writing.

(b) Nondisclosure. The Employee agrees that the Employee will not, without the prior written consent of the Corporation, directly or indirectly use or disclose Confidential Information to any person, during or after the Employee's employment, except as may be necessary in the ordinary course of performing the Employee's duties under this Agreement. The Employee will keep the Confidential Information in strictest confidence and trust. This Section 15 shall apply indefinitely, both during and after the term of this Agreement.

(c) Surrender Upon Termination. The Employee agrees that in the event of the termination of the Employee's employment for any reason, the Employee will immediately deliver to the Corporation all property belonging to the Corporation, including all documents and materials of any nature pertaining to the Employee's work with the Corporation, and will not take with the Employee any documents or materials of any description, or any reproduction thereof of any description, containing or pertaining to any Confidential Information. It is understood that the Employee is free to use information that is in the public domain (not as a result of a breach of this Agreement).

SECTION 16:  SUCCESSORS

(a) Corporation's Successors. The Corporation shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Corporation's business and/or assets, by an agreement in substance and form satisfactory to the Employee, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Corporation would be required to perform it in the absence of a succession. The Corporation's failure to obtain such agreement prior to the effectiveness of a succession shall be a breach of this Agreement and shall entitle the Employee to all of the compensation and benefits to which the Employee would have been entitled hereunder if the Corporation had involuntarily terminated the Employee's employment without Cause or Disability, on the date when such succession becomes effective. For all purposes under this Agreement, the term "Corporation" shall include any successor to the Corporation's business and/or assets that executes and delivers the assumption agreement described in this Subsection (a) or that becomes bound by this Agreement by operation of law.

(b) Employee's Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

SECTION 17:  MISCELLANEOUS PROVISIONS

(a) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Corporation (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(b) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied), other than stock option agreements and indemnity agreements, that are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. In addition, the Employee hereby acknowledges and agrees that this Agreement supersedes in its entirety any employment agreement between the Employee and the Corporation in effect immediately prior to the effective date of this Agreement. As of the effective date of this Agreement, such employment agreement shall terminate without any further obligation by either party thereto, and the Employee hereby relinquishes any further rights that the Employee may have had under such prior employment agreement.

(c) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to the Employee at the home address that the Employee most recently communicated to the Corporation in writing. In the case of the Corporation, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Chief Executive Officer.

(d) No Setoff. There shall be no right of setoff or counterclaim, with respect to any claim, debt or obligation, against payments to the Employee under this Agreement.

(e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, irrespective of California's choice-of-law principles.

(f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(g) Arbitration. Except as otherwise provided in Section 14, any dispute or controversy arising out of the Employee's employment or the termination thereof, including, but not limited to, any claim of discrimination under state or federal law, shall be settled exclusively by arbitration in San Mateo, California, in accordance with the rules of the American Arbitration Association then in effect; provided, however, that in the event of a claimed violation of
Section 15, the Corporation may seek injunctive relief in order to prevent irreparable injury or preserve the status quo. Judgment may be entered on the arbitrator's award in any court having jurisdiction and attorney fees will be awarded to the prevailing party.

(h) No Assignment of Benefits. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Subsection (h) shall be void.

(i) Employment Taxes. All payments made pursuant to this Agreement shall be subject to withholding of applicable taxes.

(j) Benefit Coverage Non-Additive. In the event that the Employee is entitled to life insurance and health plan coverage under more than one provision hereunder, only one provision shall apply, and neither the periods of coverage nor the amounts of benefits shall be additive.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Corporation by its duly authorized officer, as of the day and year first above written. Employee has consulted (or has had the opportunity to consult) with his own counsel prior to execution of this Agreement.



                                    /s/ Andrew Batinovich
                                    ---------------------------------------
                                                    Employee


                                    GLENBOROUGH REALTY TRUST INCORPORATED



                                    By  /s/ Patrick Foley
                                        -----------------------------------
                                        Patrick Foley
                                        Chairman, Compensation Committee